Exhibit 99.1

Stardust Power Closes Business Combination and Set to Begin Trading on Nasdaq

●         Stardust Power Closes Business Combination Agreement with Global Partner Acquisition Corp II

●          Stardust Power set to begin trading on Nasdaq under the ticker symbol “SDST”

Greenwich, Conn. – July 8, 2024 – Stardust Power Inc. (“Stardust Power” or the “Company”), a development stage American manufacturer of battery-grade lithium products, today announced that it has completed its business combination (the “Business Combination”) with Global Partner Acquisition Corp II (“GPAC II”) (Nasdaq: GPAC; GPACW; GPACU), a publicly traded special purpose acquisition company. GPAC II shareholders approved the business combination at a special meeting held on June 27, 2024. Beginning July 9, 2024, Stardust Power’s shares of Class A common stock and public warrants will trade on the Nasdaq Global Market (“Nasdaq”) under the ticker symbol “SDST” and “SDSTW,” respectively.

The Business Combination marks a significant step in Stardust Power’s evolution, propelling the Company into the public markets as a development stage battery-grade lithium manufacturer. As a result of the completed transaction, the Company expects to advance the development and construction of its lithium refinery, planned to be strategically located in Muskogee, Oklahoma. Expected to produce up 50,000 tonnes per annum of battery-grade lithium, Stardust Power is dedicated to becoming a leading U.S. producer of battery-grade lithium, while leveraging proven DLE technologies and planning to power its facility largely using sustainable local sources, including solar and wind power.

“Completing our merger and commencing trading on the Nasdaq is another achievement for Stardust Power. This milestone further improves our ability to execute our business plan allowing Stardust Power to help continue America’s energy leadership,” said Roshan Pujari, Founder and CEO of Stardust Power. “We are excited to continue this momentum as we seek to build resilient American supply chains for critical materials.”

“Antarctica Capital and the GPAC II team are looking forward to continuing our work with Stardust Power as they begin this exciting new chapter,” said Chandra R. Patel, Managing Partner of Antarctica Capital, CEO of GPAC II and now a member of Stardust Power’s Board of Directors. “Stardust Power’s mission as a pioneering American lithium refiner providing increased U.S. energy independence, and its new positioning as a publicly-traded company gives it the platform needed to execute on its vision.”

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Advisors

Cohen & Company Capital Markets, a division of J.V.B. Financial Group, LLC (“CCM”), served as an exclusive financial advisor and lead capital markets advisor to Stardust Power. Norton Rose Fulbright and Kirkland & Ellis LLP served as legal counsel to Stardust Power and GPAC II, respectively.

About Stardust Power

Stardust Power is a development stage manufacturer and refiner of battery-grade lithium products designed to supply the electric vehicle (EV) industry and help secure America’s leadership in the energy transition. Stardust Power is developing a strategically central lithium refinery in Muskogee, Oklahoma with the anticipated capacity of producing up to 50,000 tonnes per annum of battery-grade lithium. Committed to sustainability at each point in the process, the Company expects to enjoy a diversified supply of lithium from American brine sources. Stardust Power trades on the Nasdaq under the ticker symbol “SDST.”

For more information, visit www.stardust-power.com

Stardust Power Contacts:

For Investors:

William Tates

william@stardust-power.com

For Media:

Michael Thompson

media@stardust-power.com

Cautionary Note Regarding Forward-Looking Statements

Certain statements in this press release constitute “forward-looking statements.” Such forward-looking statements are often identified by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “forecasted,” “projected,” “potential,” “seem,” “future,” “outlook,” and similar expressions that predict or indicate future events or trends or otherwise indicate statements that are not of historical matters, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements and factors that may cause actual results to differ materially from current expectations include, but are not limited to: the ability of Stardust Power to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition, the ability of Stardust Power to grow and manage growth profitably, maintain key relationships and retain its management and key employees; risks related to the uncertainty of the projected financial information with respect to Stardust Power; risks related to the price of Stardust Power’s securities, including volatility resulting from changes in the competitive and highly regulated industries in which Stardust Power plans to operate, variations in performance across competitors, changes in laws and regulations affecting Stardust Power’s business and changes in the combined capital structure; and risks related to the ability to implement business plans, forecasts, and other expectations and identify and realize additional opportunities. The foregoing list of factors is not exhaustive.

Stockholders and prospective investors should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of the definitive proxy statement/prospectus filed by GPAC II in connection with the Business Combination, and other documents filed by Stardust Power from time to time with the SEC.

Stockholders and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which only speak as of the date made, are not a guarantee of future performance and are subject to a number of uncertainties, risks, assumptions and other factors, many of which are outside the control of Stardust Power. Stardust Power expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the expectations of Stardust Power with respect thereto or any change in events, conditions or circumstances on which any statement is based.

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